Exhibit 99.2

Independent Auditors' Report

The Board of Managers and Members of
Mrs. Fields Famous Brands, LLC:

We have audited the accompanying statements of assets acquired and liabilities assumed of the Great American Cookie Company Franchising, LLC (“GACCF”) and Great American Manufacturing, LLC (“GAM”, and collectively with GACCF, the “Great American Cookie Brand”) of Mrs. Fields Famous Brands, LLC as of December 29, 2007 and December 30, 2006 and the statements of revenues and direct expenses for each of the fiscal years in the three-year period ended December 29, 2007. The statements of assets acquired and liabilities assumed and revenues and direct expenses are the responsibility of Great American Cookie Brand’s management. Our responsibility is to express an opinion on the statements of assets acquired and liabilities assumed and revenues and direct expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets acquired and liabilities assumed and revenues and direct expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Great American Cookie Brand’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of assets acquired and liabilities assumed and revenues and direct expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of assets acquired and liabilities assumed and revenues and direct expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets acquired and liabilities assumed and the revenues and direct expenses associated with Great American Cookie Brand in connection with the Asset Purchase Agreement dated January 29, 2008 between NexCen Brands, Inc. and Mrs. Fields Famous Brands, LLC, as described in note 1 and for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of Great American Cookie Brands’ financial position, results of operations or cash flows of Great American Cookie Brand on a stand alone basis.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed as of December 29, 2007 and December 31, 2006, and the revenues and direct expenses for each of the fiscal years in the three-year period ended December 29, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Salt Lake City, Utah
April 4, 2008

Great American Cookie Brand
Statements of Assets Acquired and Liabilities Assumed
(In thousands)

	December 29,	December 30,
	2007	2006
ASSETS ACQUIRED
Inventories	$1,140	$948
Property and equipment, net	690	739
Total assets acquired	$1,830	$1,687

LIABILITIES ASSUMED
Payable to Great American Cookie Brand advertising fund	$131	$-
Deferred revenue	-	10
Capital lease obligation	22	3
Total liabilities assumed	$153	$13

See accompanying notes to financial statements.

Great American Cookie Brand
Statements of Revenues and Direct Expenses
(In thousands)

	For the Fiscal Year Ended
	December 29,	December 30,	December 31,
	2007	2006	2005
REVENUES:
Batter sales	$18,577	$18,566	$16,932
Royalties	6,107	6,027	5,694
Supplier allowances	466	453	533
Initial franchise fees	236	499	353
Other	59	18	-
	$25,445	$25,563	$23,512

DIRECT EXPENSES:
Batter facility operating costs	11,280	11,436	10,698
Franchise development and support	1,269	754	322
Operations and supervision	494	406	437
Direct franchising expense	487	625	441
Brand investment	-	-	431
Depreciation	142	243	288
	13,672	13,464	12,617

Excess of revenues over direct expenses	$11,773	$12,099	$10,895

See accompanying notes to financial statements.

Great American Cookie Brand
Notes to the Financial Statements

1.  Description

On January 29, 2008, NexCen Brands, Inc. through its wholly-owned subsidiary, NexCen Asset Acquisition, LLC (collectively with NexCen Brands, "NexCen") entered into an asset purchase agreement in which NexCen purchased for $89.0 million cash and 1,099,290 shares of NexCen Brand’s common stock the business relating to Great American Cookie Company Franchising, LLC ("GACCF") and Great American Manufacturing, LLC ("GAM," and collectively with GACCF, "Great American Cookie Brand") including substantially all of the assets related to GACCF's franchise system and GAM's manufacturing business, including its batter facility in Atlanta, Georgia, inventory, fixed assets, trademarks, trade names, and other intellectual property, franchise agreements, license agreements, certain supply and distribution and other vendor contracts, other intangibles from Mrs. Fields Famous Brands, LLC (“MFFB”). NexCen also assumed liabilities relating to deferred revenue, amounts due to the Great American Cookie Brand ad fund and capital leases.

2. Basis of Presentation

Historical financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") have never been prepared with respect to Great American Cookie Brand. The accompanying statements of assets acquired and liabilities assumed and revenues and direct expenses relates to Great American Cookie Brand which was owned by MFFB and which are subject to the asset purchase agreement. The financial statements are not intended to be a complete presentation of the financial position or results of operations of the Great American Cookie Brand on a stand alone basis. The statements of cash flows have not been prepared since it is not practical to present cash flow information relating to operating, investing and financing activities relating to Great American Cookie Brand since they were not operated as a separate entity and information required to present the statement of cash flows is not determinable.

The accompanying financial statements have been prepared from the books and records maintained by MFFB. MFFB has historically not separated the Great American Cookie Brand direct franchising expenses from the MFFB other direct franchising expenses. As such, the direct franchising expenses for Great American Cookie Brand have been allocated by MFFB based upon franchising activities such as unit weeks, number of new store openings, franchise revenues and time incurred by franchise related staff. The statements of revenues and direct expenses do not include any allocation of corporate overhead costs such as legal, executive management or financing costs that may have been incurred by MFFB in connection with the franchising activities as these costs were not clearly identifiable as being directly related to the franchising activities. The statements of revenues and direct expenses do not include a provision for income taxes.

The statements of assets acquired and liabilities assumed include only the specific assets and liabilities related to Great American Cookie Brand that were identified in the asset purchase agreement. The statements of revenues and direct expenses include revenues from the sale of batter by the manufacturing facility to Great American Cookie Brand's franchisee's, initial franchising fees, monthly royalties based on a percentage of a franchisee’s gross sales, sales and certain supplier allowances which are based upon sales to franchisees. The direct expenses include salaries and benefits, product development, new franchise development, marketing and other direct franchising costs and cost of product sales associated with the batter manufacturing facility including raw ingredients, labor and other manufacturing costs. The financial statements are not intended to be indicative of the financial position or results of operations had Great American Cookie Brand been operated as an autonomous company or the way they will perform under NexCen ownership and management.

Great American Cookie Brand
Notes to the Financial Statements
(continued)

3. Summary of Significant Accounting Policies

Accounting Periods

Great American Cookie Brand operates using a 52/53 week fiscal year ending on the Saturday closest to December 31. Fiscal years 2007, 2006 and 2005 are all 52-week periods ending December 29, 2007, December 30, 2006 and December 31, 2005, respectively .

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in Great American Cookie Brand’s financial statement and accompanying notes. Actual results may differ from those estimates.

Inventories

Inventories, consisting of raw materials, finished goods and packaging are stated at the lower of cost (first-in, first-out) or market value. In assessing the realizability of inventories, the Company makes judgments as to future demand requirements and product expiration dates. The inventory requirements change based on projected customer demand, which changes due to fluctuations in market conditions and product life cycles.

Property and Equipment

Buildings, equipment and fixtures are stated at cost less accumulated depreciation and are depreciated over three to seven years using the straight-line method. Expenditures that materially extend useful lives of property and equipment are capitalized. Routine maintenance, repairs and renewal costs are expenses as incurred.

Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the book value of an asset may not be fully recovered. Great American Cookie Brand uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets. Impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The impairment of long-lived assets requires judgments and estimates. If circumstances change, such estimates could also change.

Great American Cookie Brand
Notes to the Financial Statements
(continued)

Revenue Recognition

Great American Cookie Brand recognizes revenue from its initial franchising fees when all material services or conditions relating to the franchising have been substantially performed or satisfied, which is generally upon the opening of a store by a franchisee. Franchise royalties, which are based on a percentage of gross store sales, are recognized as earned, generally upon the  sale of product by franchisees. Revenues from the sale of cookie dough that Great American Cookie Brand produces and sells to certain franchisees are recognized at the time of shipment and are classified as batter revenues.

Great American Cookie Brand receives cash payments for allowances from suppliers based on the amount of product purchased directly by the Great American Cookie Brand franchisees and are recorded as supplier allowances .

Direct Expenses

Batter facility operating costs are comprised of cost of product sales associated with the batter manufacturing facility including raw ingredients, labor and other manufacturing costs. Franchising direct expenses are comprised of costs incurred to generate franchising revenues. These expenses include:
•	operation and supervision expense wherein GAC provides support, direction and supervision to the franchisees;
•
franchise development and support expenses including product development costs, expenses relating to new franchisee development, marketing and advertising, bad debt expense and other franchising expenses;

•	direct franchising expenses which including support services for purchasing, training, customer service and product development; and
•	brand investment expenses including promotion and brand building ideas specifically aimed at increasing sales at franchised locations.

 4. Inventories

Inventories at December 29, 2007 and December 30, 2006 are comprised of the following:

	December 29,	December 30,
	2007	2006

Raw materials	$708	$609
Finished goods	401	262
Packaging	31	77
	$1,140	$948

Great American Cookie Brand
Notes to the Financial Statements
(continued)

5. Property and Equipment

Property and equipment at December 29, 2007 and December 30, 2006 are comprised of the following:

	December 29,	December 30,
	2007	2006

Equipment and fixtures	$2,420	$2,327
Building	815	815
Land	240	240
	3,475	3,382
Less accumulated depreciation	(2,786)	(2,643)
	$690	$739

6. Payable to Great American Cookie Brand Advertising Fund

Great American Cookie Brand maintains a cooperative advertising fund that receives contributions from its franchisees, based upon a percentage of sales, as required by their franchise agreement. This fund is used exclusively for marketing the Great American Cookie Brand. The Company acts as an agent for the franchisees with regards to their contributions to the fund.

Contributions received and expenses of the advertising fund are excluded from Great American Cookie Brand's statements of revenues and direct expenses. Included in Great American Cookie Brand's statements of assets acquired and liabilities assumed is a payable to Great American Cookie Brand advertising fund of $131,000 representing the excess of amounts collected over expenses incurred.

7. Deferred Revenue

Deferred revenues represent deposits received from franchisees for their initial franchising fee. Great American Cookie Brandp recognizes revenue from its initial franchising fees when all material services or conditions relating to the franchising have been substantially performed or satisfied, which is generally upon the opening of a store by a franchisee.

8. Capital Lease Obligation

As of December 29, 2007, the future minimum lease payments, including interest, for capital lease obligations are as follows (in thousands):

Fiscal Year
2008	$6
2009	6
2010	5
2011	5
2012	2
Thereafter
Total minimum lease payments	24
Less amount representing interest	(2)
Present value of net minimum lease payments	$22